SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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KRANESHARES TRUST

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KraneShares Trust

KraneShares Hedgeye Hedged Equity Index ETF

280 Park Avenue, 32nd Floor
New York, New York 10017
(212) 933-0393

INFORMATION STATEMENT DATED MARCH 9, 2026

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at www.kraneshares.com

The purpose of this Information Statement is to provide you with information about a new sub-adviser for the KraneShares Hedgeye Hedged Equity Index ETF (the “Fund”), a series of KraneShares Trust (the “Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Fund’s Prospectus or Statement of Additional Information, or its most recent Annual Report or Semi-Annual Report, free of charge, by writing to the address shown above, by calling 855-857-2638, or by visiting www.kraneshares.com. This Information Statement is being mailed on or about March 9, 2026.

BACKGROUND

Krane Funds Advisors, LLC (the “Adviser”), located at 280 Park Avenue, 32nd Floor, New York, New York 10017, is the Fund’s investment adviser. SEI Investments Global Funds Services, located at One Freedom Valley Drive, Oaks, Pennsylvania 19456, serves as the Fund’s administrator and accounting services agent. SEI Investments Distribution Co., an affiliate of the administrator, located at One Freedom Valley Drive, Oaks, Pennsylvania 19456, is a registered broker-dealer and serves as the distributor of the Fund’s shares. The Adviser is responsible for reviewing, supervising and administering the Fund’s investment program. The Adviser is also responsible for arranging transfer agency, custody, fund administration and accounting, and other non-distribution related services necessary for the Fund to operate. The Adviser administers the Fund’s business affairs and provides office facilities and equipment and certain clerical, bookkeeping and administrative services. The Board of Trustees of the Trust (the “Board”) supervises the Adviser and establishes policies that the Adviser must follow in its day-to-day management activities.

The Adviser has received “manager of managers” exemptive relief from the U.S. Securities and Exchange Commission (“SEC”) that permits the Adviser, subject to the approval of the Board, to appoint a “wholly-owned” or unaffiliated sub-adviser, as defined in the exemptive relief, or to change the terms of a sub-advisory agreement with a “wholly-owned” or unaffiliated sub-adviser without first obtaining shareholder approval. The Adviser continues to have ultimate responsibility (subject to oversight by the Board) to oversee the sub-adviser and recommend its hiring, termination, and replacement.

At its meetings held on September 10-11, 2025, the Board, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Trust (“Independent Trustees”), considered and unanimously approved the Adviser’s proposal to appoint Hedgeye Asset Management, LLC (“HAM” or “Sub-Adviser”) as sub-adviser to the Fund. Pursuant to such approval, on January 15, 2026, the Adviser appointed HAM as sub-adviser to the Fund. The Adviser’s appointment of the Sub-Adviser for the Fund was based on its desire for HAM, which also serves as the index provider to the Fund, to assume responsibility also for investment decisionmaking for the Fund.

For investment advisory services, the Fund pays the Adviser an advisory fee. The addition of the Sub-Adviser will not result in a change to the advisory fee paid by the Fund.

The following table shows the advisory fee paid to the Adviser during the fiscal period starting from the Fund’s inception, July 15, 2024 to March 31, 2025.

Advisory Fees Paid to the Adviser	Advisory Fees Paid to the Adviser as a % of Average Net Assets of the Fund
$46,813	0.78%

information Regarding the Sub-Adviser

The following provides additional information about the Sub-Adviser.

Hedgeye Asset Management, LLC

General

Hedgeye Asset Management, LLC, located at 1 High Ridge Park, Third Floor, Stamford, CT 06905, serves as the index provider and investment sub-adviser of the Fund. In its capacity as investment sub-adviser, it selects investments for Fund that are designed to enable the Fund to track the Hedgeye Hedged Equity Index (the “Underlying Index”). Information about the Underlying Index is available on HAM’s website, www.hedgeyeam.com.

The Sub-Adviser is a limited liability company organized under the laws of the State of Delaware, and is a subsidiary of Hedgeye Risk Management, LLC. The Sub-Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.

Investment Strategy

The Fund seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Underlying Index. The Underlying Index is designed to track the performance of a portfolio of large cap securities that is subject to downside hedging and seeks to exhibit less volatility than would a portfolio of large cap securities alone. On behalf of the Fund, HAM employs a replication or representative sampling strategy that is designed to allow the Fund to track the Underlying Index.

Directors and Executive Officers

The following are directors and/or executive officers of HAM. The address of each is 1 High Ridge Park, Third Floor, Stamford, CT 06905.

Name	Position
Michael Blum	President
Keith McCullough	Chief Executive Officer
John McNamara	Chief Investment Officer
Anthony Parsio	General Counsel & Chief Compliance Officer

No officer or Trustee of the Fund is an officer, employee, director, or shareholder of HAM.

Comparable Funds

None.

Compensation

Under the sub-advisory agreement by and between the Sub-Adviser and the Adviser (the “Sub-Advisory Agreement”), the Adviser is responsible for all fees payable to the Sub-Adviser for its services as Sub-Adviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, the appointment of the Sub-Adviser to the Fund does not affect the advisory fees paid by the Fund or its shareholders.

The Adviser has entered into a Sub-Advisory Agreement with the Sub-Adviser pursuant to which the Adviser has agreed to pay the Sub-Adviser a sub-advisory fee of ten basis points (0.10%) of the Fund’s average daily net assets. The sub-advisory fee shall be payable on a monthly basis in arrears.

Information Regarding the Sub-Advisory Agreement

Pursuant to the Sub-Advisory Agreement, the Sub-Adviser is responsible for rendering investment advisory services to the Fund and managing the portion of the Fund allocated by the Adviser to the Sub-Adviser, subject to the supervision and oversight of the Adviser and the Board. The Adviser retains sole responsibility for submitting investment orders and executing trades on behalf of the Fund.

The Sub-Advisory Agreement continues with respect to the Fund for up to two years from the date of its initial effectiveness, and is renewable from year to year thereafter, so long as its continuance is approved at least annually (1) by a vote of a majority of the Independent Trustees, cast at a meeting called for the purpose of voting on such approval and (2) by a vote of the holders of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund or by the Trustees. The Sub-Advisory Agreement is subject to termination, without penalty, with respect to the Fund by a vote of a majority of the Trustees, or by a vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund, or by the Adviser, in each case, upon 60 days’ written notice to the Sub-Adviser. The Sub-Adviser is permitted to terminate the Sub-Advisory Agreement on 60 days’ prior written notice to the Adviser and the Board. The Sub-Advisory Agreement also terminates automatically and immediately in the event of its assignment, or in the event of a termination of the agreement between the Adviser and the Trust with respect to the Fund.

BOARD CONSIDERATIONS

At a meeting held on September 10-11, 2025, the Board, including all the Independent Trustees, approved the Sub-Advisory Agreement between HAM and the Adviser on behalf of the Fund.

In advance of the meeting, and at a separate meeting of the Independent Trustees in executive session held on September 10, 2025, the Board received and considered information provided by HAM in response to the Independent Trustees’ written requests for information regarding the Sub-Advisory Agreement. At the meeting of the Board on September 10, 2025, the Board met with senior representatives of HAM and had an opportunity to discuss compliance, marketing and other matters with them.

The Board noted that it considers information at each of its regularly scheduled meetings related to, among other matters, the services provided by sub-advisers to each series of the Trust. The Board recognized that going forward such information will include information related to HAM and its services to the Fund. The Board considered that the Independent Trustees also receive additional information outside of regularly scheduled Board meetings and at executive sessions held by the Independent Trustees. As a result, the Board considered that its evaluation process with respect to sub-advisory services provided to the Fund will be an ongoing one.

In evaluating the Sub-Advisory Agreement, the Board considered, among other matters: (1) the nature, extent, and quality of the services to be provided by HAM; (2) the proposed compensation to be paid to HAM under the Sub-Advisory Agreement; (3) the estimated costs of the services to be provided by HAM and the profitability expectations of HAM with respect to its relationship with the Fund; (4) the extent to which HAM could realize economies of scale as the Fund grows; and (5) whether HAM anticipates it will receive any other benefits from its relationship with the Fund.

Nature, Extent and Quality of Services

Based on written and oral reports received by the Board prior to and at the September 10, 2025 executive session of the Independent Trustees and September 10-11, 2025 meeting of the Board, the Board considered the nature, quality, and extent of the overall services to be provided by HAM to the Fund under the Sub-Advisory Agreement. The Board took note of the qualifications, background and responsibilities of personnel at HAM who will provide such services. The Board considered that the Adviser manages the option exposure for the Fund.

The Board considered that HAM manages the Underlying Index, which provides exposure to the S&P 500® while actively reducing volatility and providing downside risk management, and that the Fund is designed to track the performance of the Underlying Index. The Board considered that HAM acted as an index provider to the Fund since its inception. The Board considered that the Underlying Index utilizes a proprietary risk management tool developed by HAM’s parent company to analyze daily trading ranges of the S&P 500® and applies option strategies to provide downside risk management, option income, and potential compensation for the loss of upside. The Board noted that the Fund’s passive strategy gives investors access to a portfolio that provides downside risk management with a combination of put and call options to hedge underlying exposure to the S&P 500® and that the underlying proprietary risk range signals have been published by HAM’s parent company since 2015. The Board considered the compliance program put in place at HAM to maintain separation between HAM and its parent company, including with respect to any marketing activities related to the Fund.

Investment Performance

The Board noted that it receives regular reports regarding the performance of the Fund relative to a broad Morningstar peer group, as well as a select group of peers identified by the Adviser. The Board considered that the materials provided by HAM included information regarding the performance of the Fund against the performance of the Underlying Index, and that it will continue to receive such information, as well as information related to the Fund’s tracking error, at its regular quarterly board meetings.

Compensation

The Board considered that pursuant to the investment advisory agreement between the Trust and the Adviser, the Adviser is responsible for paying most of the expenses incurred by the Fund, including payments to HAM under to the Sub-Advisory Agreement. The Board noted that there would be no changes to the unitary fee paid by the Fund as a result of the Adviser and HAM entering into the Sub-Advisory Agreement.

Costs and Profitability

The Board considered that HAM is a relatively new investment adviser and considered that it was incurring significant startup expenses. The Board noted that HAM’s parent company has committed to support HAM financially throughout the startup phase.

Other Benefits

The Board considered the extent to which HAM could derive ancillary benefits from its relationship with the Fund, noting that it could benefit from increased brand recognition for HAM and its affiliates, including other registered fund products. Based on these considerations, the Board considered potential fallout benefits not to be a material factor in its consideration of the Sub-Advisory Agreement.

Economies of Scale

The Board considered whether HAM would realize economies of scale with respect to its services as the Fund grows. The Board noted that HAM and its parent company have invested significantly in HAM’s business, including through retaining experienced compliance personnel, and the evolution of its compliance infrastructure, and that any economies of scale could be shared with the Adviser and the Fund in this manner. Based on these and other considerations, the Board considered economies of scale not to be a material factor in its consideration of the Sub-Advisory Agreement.

Conclusion

The Board did not identify any single factor as being of paramount importance, and different Trustees may have given different weight to different factors in their review of the Sub-Advisory Agreement. The Board reviewed a memorandum from Independent Trustee counsel discussing the legal standards and judicial precedent applicable to its consideration of the Sub-Advisory Agreement. The Board noted that, consistent with its approach to other series of the Trust, it will continue to monitor the Fund at its regular meetings, during executive sessions of the Independent Trustees and outside of the Board meetings. Based on its review, including consideration of each of the factors referenced above, the Board determined, in the exercise of its reasonable business judgment, that the sub-advisory arrangements, as outlined in the Sub-Advisory Agreement, were reasonable in light of the factors considered by the Board.

Additional Information About the Fund

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Board, affiliates of the Adviser or Sub-Adviser are permitted to act as brokers for the Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the over-the-counter market) where such brokers are capable of providing best execution (“Affiliated Brokers”). For the fiscal period starting from the Fund’s inception, July 15, 2024 to March 31, 2025, the Fund did not pay any brokerage commissions to Affiliated Brokers.

Control Persons and Principal Holders

All shares of the Fund are held of record in the name of the DTC or its nominee, Cede & Co. Although the Fund does not have information concerning the beneficial ownership of shares held in the names of DTC participants, as of December 31, 2025, the name and percentage ownership of each DTC participant* that owned of record 5% or more of the outstanding shares of the Fund were as follows:

Participant Name and Address	Percentage of Ownership
CHARLES SCHWAB & CO., INC. 3000 Schwab Way, Westlake TX 76262	35%
LPL FINANCIAL LLC 4707 Executive Drive San Diego CA 92121	22%
NATIONAL FINANCIAL SERVICES LLC 1 World Financial Center - Sandy Hook, New York, New York 10281	16%
PERSHING LLC One Pershing Plaza Jersey City, NJ 07399	9%
AXOS CLEARING LLC 15950 West Dodge Road, Omaha, NE 68118	5%

*	DTC participants are listed according to their DTC number and may represent multiple companies under a single parent company, which have not been aggregated.

A person owning 25% or more of the voting securities of the Fund is termed a “Control Person” of the Fund. Shareholders owning voting securities in excess of 25% may determine the outcome of any matter affecting and voted on by shareholders of the Fund. The actions of an entity or person that controls the Fund could have an effect on other shareholders. For instance, a Control Person may have effective voting control over the Fund, and large redemptions by a Control Person could cause the Fund’s other shareholders to pay a higher pro rata portion of the Fund’s expenses.

As of December 31, 2025, the Trustees and officers, as a group, owned less than 1% of the shares of the Fund.

Outstanding Shares

There were 2,000,002 shares of the Fund issued and outstanding as of December 31, 2025. Each share shall be entitled to one vote on any matter in which it is entitled to vote.

Document Delivery. Please note that only one annual report or information statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or information statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the Fund at 280 Park Avenue, 32nd Floor, New York, New York 10017, or 855-857-2638.